United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2021

ATLANTIC UNION BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	001-39325	54-1598552
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1051 East Cary Street

Suite 1200

Richmond, Virginia 23219

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (804) 633-5031

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.33 per share	AUB	The NASDAQ Global Select Market
Depositary Shares, Each Representing a 1/400th Interest in a Share of 6.875% Perpetual Non-Cumulative Preferred Stock, Series A	AUBAP	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 8.01 Other Events.

Share Repurchase Authorization

On December 10, 2021, Atlantic Union Bankshares Corporation (the “Company”) announced that its Board of Directors (the “Board”) has authorized (effective December 9, 2021) a share repurchase program to purchase up to $100 million of the Company’s common stock in open market transactions or privately negotiated transactions, including pursuant to a trading plan in accordance with Rule 10b5-1 and/or Rule 10b-18 under the Securities Exchange Act of 1934, as amended. The authorization permits management to repurchase shares of the Company’s common stock from time to time at management’s discretion. The actual means and timing of any shares purchased under the program will depend on a variety of factors, including the market price of the Company’s common stock, general market and economic conditions, and applicable legal and regulatory requirements. The repurchase program is authorized through December 9, 2022, although it may be modified or terminated by the Board at any time. The repurchase program does not obligate the Company to purchase any particular number of shares.

On December 10, 2021, the Company issued a press release regarding this share repurchase program, which press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Strategic Initiatives

On December 10, 2021, the Company announced initiatives to reduce expenses in light of the current and expected operating environment. Atlantic Union plans to consolidate 16 branches, or approximately 12% of the branch network, and close an operations center to reduce excess office space capacity, all of which are expected to occur by March 1, 2022. Additionally, on December 7, 2021, the Company entered into an agreement to sell 21,503 shares of Visa, Inc. Class B common stock.

The Company expects these strategic actions to result in total pre-tax one-time expenses, net of one-time net gains of $5.1 million, of approximately $18.1 million, or $14.3 million on an after-tax basis, that will be recognized over the next two quarters with approximately $12.8 million pre-tax, or $10.1 million after-tax, occurring in the fourth quarter of 2021 and approximately $5.3 million pre-tax, or $4.2 million after-tax, occurring in the first quarter of 2022. These management actions will result in estimated annualized pre-tax cost savings of approximately $8.0 million, or $6.3 million after-tax, beginning in the second quarter of 2022.

Forward-Looking Statements

This report and certain other communications by the Company contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Such statements, including but not limited to those regarding the expense reduction initiatives, the sale of Visa, Inc. Class B common stock, and the expected financial impacts of these actions, are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company’s present expectations. These risks and uncertainties include, but are not limited to, the Company’s ability to complete the initiatives and transactions as expected and the Company’s ability to achieve the expected cost savings. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements. Additional information regarding these and other risks is contained in the Company’s filings with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated December 10, 2021
104	Cover Page Interactive Data File – the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC UNION BANKSHARES CORPORATION

Date: December 10, 2021	By:	/s/ Robert M. Gorman
Robert M. Gorman
Executive Vice President and
Chief Financial Officer

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